UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 30, 2008

DPAC Technologies Corp.

(Exact Name of Registrant as Specified in Its Charter)

California	0-14843	33-0033759
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5675 Hudson Industrial Parkway, Hudson, Ohio	16056
(Address of Principal Executive Offices)	(Zip Code)

(800) 553-1170

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K/A (“Amendment No. 1”) of the Registrant filed with the Securities and Exchange Commission on February 5, 2008 (the “Original 8-K”) is to revise information set forth in paragraph (3) of Item 3.02. of the Original 8-K with respect to reducing the number of shares of the Registrant’s common stock, no par value per share, to be issued based on subsequent agreements with the recipient thereof under a previous letter agreement with the Registrant dated January 25, 2007. Except for such modification, this Amendment No. 1 does not update, modify, or amend any disclosure set forth in the Original 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

(3) In connection with the closing under the Stock Purchase Agreement, the Company has agreed as of May 28, 2008 to issue to Western Reserve Partners LLC 1,250,000 shares of its common stock in partial satisfaction of a transaction fee payable to Western Reserve under a letter agreement dated January 25, 2007.

Each of the unregistered issuances above were exempt from registration under the Securities Act of 1933 under Section 4(2) thereof as private placements to accredited investors (as defined in Regulation D).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DPAC TECHNOLOGIES CORP.
(Registrant)

Date: May 28, 2008	By:	/s/ STEPHEN J. VUKADINOVICH
Stephen J. Vukadinovich, Chief Financial Officer